EXHIBIT 10.30

THE
SINGING
MACHINE

         PRIVATE & CONFIDENTIAL

         March 4, 2003

         Mr. Jay Bauer
         Palm Beach, FL

         Ref:  Short-term loan - US$ 400,000
         -----------------------------------

         Dear Mr. Bauer,

         This is to confirm our agreement that you will extend to International SMC (HK) Ltd. a short term loan in the amount of US$ 400,000 which we will use to settle our payment to Arts Electronics for the purchase of 100,000 pcs 5,5" CRTs.

         This loan will be repaid to you within a period of 2 months and will carry an interest rate of 8% per annum.

         Kindly arrange to send this amount via telegraphic transfer to:

         Beneficiary:               International SMC (HK) Ltd.

         A/C #:                     US$ account no. 007-7-603355

         Bank:                      Hong Kong & Shanghai Banking Corp.

         Address:                   Lai Chi Kok Road Office
                                    245 Lai Chi Kok Road, Kowloon
                                    Hong Kong

         Thank you for your assistance.

         Sincerely yours,
         INTERNATIONAL SMC (HK) LTD.

         /s/ M. Alicia Haskamp

         M. Alicia Haskamp
         Managing Director


--------------------------------------------------------------------------------
                           INTERNATIONAL SMC (HK) LTD.
                        THE SINGING MACHINE COMPANY, INC.
        Suite 1210, Ocean Centre, 5 Canton Road, TST , Kowloon, Hong Kong
        6601 Lyons Road, A-7, Coconut Creek, Florida 33073 (954) 596-2000